Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES THIRD QUARTER RESULTS

WOODLAND HILLS, CA, October 26, 2005

Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $23.0 million, or $0.63 per share, for the third quarter of 2005 compared to net income of $25.4 million, or $0.72 per share, for the third quarter of 2004.  Net income for the nine months ended September 30, 2005 was $108.7 million, or $2.99 per share, compared to net income for the nine months ended September 30, 2004 of $75.3 million, or $2.16 per share.  Catastrophe losses after tax of $36.2 million, or $0.98 per share, reduced net income in the third quarter and nine months ended September 30, 2005, compared to catastrophe losses of $12.0 million, or $0.33 per share, which reduced net income in the corresponding periods of 2004.  Per share amounts in the current and prior periods reflect the previously announced 3-for-2 stock split on our common stock.

Net income includes realized gains on investments after tax of $1.3 million, or $0.04 per share, in the third quarter of 2005 compared to $4.3 million, or $0.12 per share, in the third quarter of 2004.  Net income includes realized gains on investments after tax of $13.8 million, or $0.37 per share, in the nine months ended September 30, 2005 compared to $8.0 million, or $0.22 per share, in the nine months ended September 30, 2004.

Income (loss) from the workers’ compensation and reinsurance segments was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in Thousands)	2005	2004	2005	2004
Income (Loss) Before Tax From (1):
Workers’ Compensation Segment	$62,681	$29,504	$146,706	$71,442
Reinsurance Segment	(49,951)	(15,776)	(45,002)	(11,284)

(1)          Income (loss) from the workers’ compensation and reinsurance segments does not include any investment income, as described in the supplemental financial information contained in this press release.

Workers’ compensation combined ratios were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Loss and Loss Adjustment Expense:
Current Accident Year	49.8%	61.7%	56.8%	62.8%
Prior Accident Years	(2.9)%	2.2%	(1.6)%	3.0%
Loss and Loss Adjustment Expense	46.9%	63.9%	55.2%	65.8%
Underwriting and Other Operating Expenses (1)	30.5%	23.1%	27.3%	23.4%
Combined Ratio	77.4%	87.0%	82.5%	89.2%

(1)          Includes additional estimated policyholder dividends payable of $11.0 million in the three and nine months ended September 30, 2005 (approximately 4 and 1.3 percentage points, respectively) as a result of lower estimated losses.

The combined ratio for the reinsurance segment for the nine months ended September 30, 2005 was 195.1% compared to 133.0% for the nine months ended September 30, 2004.

Workers’ compensation net premiums earned increased approximately 22% and 26% in the three and nine months ended September 30, 2005, respectively, compared to the corresponding periods of 2004.  In California, workers’ compensation net premiums earned increased approximately 22% and 26% in the three and nine months ended September 30, 2005, respectively, compared to the corresponding periods of 2004.

Consolidated net cash flow from operating activities was $287.6 million for the nine months ended September 30, 2005 compared to $252.2 million for the nine months ended September 30, 2004.  Consolidated stockholders’ equity per share at September 30, 2005 and December 31, 2004 was $18.22 and $17.28, respectively.  Return on average equity in the nine months ended September 30, 2005 was 25.4% compared to 23.8% in the corresponding period of 2004, and 27.2% in the year ended December 31, 2004.

Commenting on the results, Stanley R. Zax, Chairman & President, said: “Our workers’ compensation business in California as well as the California industry continue to benefit from favorable short-term trends, i.e., lower loss costs and claim frequencies.  As a result, it is not surprising that competition is more aggressive. We continue to believe that the long-term impact of California reform legislation will not be known with certainty for several years.

Our losses from Hurricane Katrina are substantial and are estimated at $27.3 million after the benefit of reinstatement premiums and after tax compared to the previously announced loss of

$21.0 million after tax and reinstatement premiums.  The charge to earnings in the third quarter is higher than our estimated loss by $8.0 million after tax since part of the reinstatement premiums will be earned premium in the fourth quarter of 2005.  As previously announced, we are not continuing in this business but will continue to have exposure until the in-force policies expire in accordance with their terms.

Our financial condition improved during the quarter and subsequently due to the conversion of debt into common stock resulting in a pro-forma debt to debt-and-equity ratio of 10% at September 30, 2005 compared to 27% at December 31, 2004.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; (8) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and (9) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share)	2005	2004	2005	2004

TOTAL REVENUES	$323,895	$261,315	$961,796	$752,533

SELECTED INCOME DATA:

Net Investment Income after Tax	$13,843	$10,201	$38,235	$30,020
Realized Gains on Investments after Tax	1,329	4,348	13,823	8,035
Income from Investments Segment after Tax	$15,172	$14,549	$52,058	$38,055

Income from Continuing Operations after Tax (1)	$21,747	$24,114	$107,447	$74,014
Gain on Sale of Discontinued Real Estate Segment after Tax (2)	1,253	1,286	1,253	1,286
Net Income	$23,000	$25,400	$108,700	$75,300

INCOME FROM CONTINUING OPERATIONS
PER COMMON SHARE (3):
Basic (4)	$0.63	$0.84	$3.30	$2.58
Diluted (5)	0.60	0.69	2.96	2.12

NET INCOME PER COMMON SHARE (2) (3):
Basic (4)	$0.67	$0.88	$3.34	$2.62
Diluted (5)	0.63	0.72	2.99	2.16

STOCKHOLDERS’ EQUITY:
Stockholders’ Equity			$629,840	$459,316

Stockholders’ Equity per Share (3)			18.22	15.88

Number of Common Shares (3):

Outstanding (4)			34,563	28,929
Weighted Average for the Period - Basic (4)	34,266	28,811	32,519	28,700
Weighted Average for the Period - Diluted (5)	37,098	36,795	37,029	36,654

(1)          Includes estimated catastrophe losses after tax of $36.2 million ($0.98 per share) in the third quarter of 2005 compared to $12.0 million ($0.33 per share) in the third quarter of 2004. Unearned reinstatement premiums of $8.0 million after tax at September 30, 2005 will be earned in the fourth quarter of 2005.

(2)          In 2002, we sold our home-building business and related real estate assets.  We recorded a gain of $1.3 million after tax in each of the third quarters of 2005 and 2004 from additional sales proceeds under the earn-out provision of the sale. 2005 was the last such payment under the earn-out provision.

(3)          On September 7, 2005, Zenith National’s Board of Directors declared a 3-for-2 stock split which was paid in the form of a 50% stock dividend. The additional shares of Zenith National’s common stock were distributed on October 11, 2005 to shareholders of record as of September 19, 2005.  All share and per share amounts in the current and prior periods reflect the stock split.

(4)          Outstanding shares at September 30, 2005 and basic average outstanding shares for the three and nine months ended September 30, 2005 include shares issued in 2005 in connection with the conversion of $81.2 million aggregate principal amount of Convertible Notes.

(5)          Diluted average outstanding shares include the impact of all additional shares that would be issuable in connection with conversion of all of the Convertible Notes.  This represents an additional 2.6 million and 4.3 million shares for the three and nine months ended September 30, 2005, respectively, and an additional 7.5 million shares for each of the three and nine months ended September 30, 2004. After tax interest expense associated with the Convertible Notes of $0.4 million and $2.2 million for the three and nine months ended September 30, 2005, respectively, and $1.3 million and $3.8 million for the three and nine months ended September 30, 2004, respectively, was added back to net income in computing diluted earnings per share.

	Nine Months Ended September 30,
(In thousands)	2005	2004

TOTAL REVENUES:

Net Premiums Earned (1)	$883,799	$696,346
Net Investment Income	56,732	43,825
Realized Gains on Investments	21,265	12,362
	$961,796	$752,533

RESULTS OF OPERATIONS BY SEGMENT (2):

Income from Investment Segment:
Net Investment Income	$56,732	$43,825
Realized Gains on Investments	21,265	12,362
	77,997	56,187
Workers’ Compensation Segment	146,706	71,442
Reinsurance Segment (3)	(45,002)	(11,284)
Parent Segment (4)	(17,571)	(14,100)
Income from Continuing Operations before Tax and Equity in Earnings of Investee	162,130	102,245
Income Tax Expense (5)	55,477	32,231
Income from Continuing Operations after Tax and before Equity in Earnings of Investee	106,653	70,014
Equity in Earnings of Investee after Tax (6)	794	4,000
Income from Continuing Operations after Tax	107,447	74,014
Gain on Sale of Discontinued Real Estate Segment after Tax (7)	1,253	1,286
NET INCOME	$108,700	$75,300

(1)          Net premiums earned in the nine months ended September 30, 2004 are net of $72.8 million of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement, which was terminated effective December 31, 2004.

(2)          See Supplemental Financial Information for a description of segment results.

(3)          Includes estimated catastrophe losses of $55.7 million before tax in 2005 compared to estimated catastrophe losses of $18.5 million in 2004.  Unearned reinstatement premiums of $12.4 million before tax at September 30, 2005 will be substantially earned in the fourth quarter of 2005.

(4)          Includes interest expense before tax of $7.3 million and $9.8 million for the nine months ended September 30, 2005 and 2004, respectively.  Also, the nine months ended September 30, 2005 includes an expense of $4.7 million before tax ($3.4 million after tax) paid in connection with the conversion in 2005 of $81.2 million aggregate principal amount of the Convertible Notes.

(5)          Income tax expense was reduced by $1.0 million and $2.6 million in the nine months ended September 30, 2005 and 2004, respectively, for a reduction of an estimated tax liability for prior years.

(6)          For the nine months ended September 30, 2005, our share of Advent Capital net income includes $1.5 million after tax of adverse loss development relating to the 2004 Florida hurricanes recognized by Advent Capital.  We no longer account for our investment in Advent Capital under the equity method after the second quarter of 2005.

(7)          In 2002, we sold our home-building business and related real estate assets.  We recorded a gain of $1.9 million before tax ($1.3 million after tax) and $2.0 million before tax ($1.3 million after tax) in the third quarters of 2005 and 2004, respectively, from additional sales proceeds under the earn-out provision of the sale. 2005 was the last such payment under the earn-out provision.

	Nine Months Ended September 30,
(In thousands)	2005		2004
PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$600,231	63.5%	$569,810	66.3%
Outside California	281,395	29.8%	250,699	29.2%
Total Workers’ Compensation	881,626	93.3%	820,509	95.5%
Reinsurance (3)	63,030	6.7%	38,392	4.5%
	944,656	100.0%	858,901	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	575,896	63.3%	492,017	65.8%
Outside California	270,718	29.8%	217,295	29.1%
Total Workers’ Compensation (2)	846,614	93.1%	709,312	94.9%
Reinsurance (3)	62,928	6.9%	38,189	5.1%
	909,542	100.0%	747,501	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	574,638	65.0%	456,172	65.5%
Outside California	261,831	29.6%	205,988	29.6%
Total Workers’ Compensation (2)	836,469	94.6%	662,160	95.1%
Reinsurance (3)	47,330	5.4%	34,186	4.9%
	883,799	100.0%	696,346	100.0%

Income (Loss) before Tax/Combined Ratio of:
Workers’ Compensation (1)	146,706	82.5%	71,442	89.2%
Reinsurance (1) (3)	(45,002)	195.1%	(11,284)	133.0%

COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Losses and Loss Adjustment Expenses		55.2%		65.8%
Underwriting and Other Operating Expenses (4)		27.3%		23.4%
Combined Ratio		82.5%		89.2%
Reinsurance (3):
Loss and Loss Adjustment Expenses		182.5%		107.9%
Underwriting and Other Operating Expenses		12.6%		25.1%
Combined Ratio		195.1%		133.0%

(1)          See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)          Premiums for the nine months ended September 30, 2004 are net of $78.0 million of ceded premiums written and $72.8 million of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement, which was terminated effective December 31, 2004.

(3)          2005 includes estimated catastrophe losses of $55.7 million before tax principally from Hurricane Katrina.  Unearned reinstatement premiums of $12.4 million before tax at September 30, 2005 will be substantially earned in the fourth quarter of 2005.  2004 includes estimated catastrophe losses of $18.5 million before tax from the 2004 Florida hurricanes.  Earned premiums are higher in 2005 due to higher original and reinstatement premiums associated with higher catastrophe losses.

(4)          The underwriting and other operating expense ratio for the workers’ compensation segment is higher in the nine months ended September 30, 2005 by: (a) approximately 1.3 percentage points for additional estimated policyholder dividends payable, and (b) approximately 2.0 percentage points as compared to the same period in 2004 due to the absence in 2005 of ceding commissions received in 2004 under the 10% ceded quota share agreement which was terminated effective December 31, 2004.

	Three Months Ended September 30,
(In thousands)	2005	2004
TOTAL REVENUES:

Net Premiums Earned (1)	$301,302	$239,716
Net Investment Income	20,550	14,909
Realized Gains on Investments	2,043	6,690
	$323,895	$261,315

RESULTS OF OPERATIONS BY SEGMENT (2):
Income from Investment Segment:
Net Investment Income	$20,550	$14,909
Realized Gains on Investments	2,043	6,690
	22,593	21,599
Workers’ Compensation Segment	62,681	29,504
Reinsurance Segment (3)	(49,951)	(15,776)
Parent Segment (4)	(3,904)	(4,710)
Income from Continuing Operations before Tax and Equity in Earnings of Investee	31,419	30,617
Income Tax Expense (5)	9,672	7,737
Income from Continuing Operations after Tax and before Equity in Earnings of Investee	21,747	22,880
Equity in Earnings of Investee after Tax (6)		1,234
Income from Continuing Operations after Tax	21,747	24,114
Gain on Sale of Discontinued Real Estate Segment after Tax (7)	1,253	1,286
NET INCOME	$23,000	$25,400

(1)          Net premiums earned in the three months ended September 30, 2004 are net of $25.1 million of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement, which was terminated effective December 31, 2004.

(2)          See Supplemental Financial Information for a description of segment results.

(3)          Includes estimated catastrophe losses of $55.7 million before tax in 2005 compared to estimated catastrophe losses of $18.5 million in 2004.  Unearned reinstatement premiums of $12.4 million before tax at September 30, 2005 will be substantially earned in the fourth quarter of 2005.

(4)          Includes interest expense before tax of $2.0 million and $3.3 million for the three months ended September 30, 2005 and 2004, respectively.

(5)          Income tax expense was reduced by $1.0 million and $2.6 million in the three months ended September 30, 2005 and 2004, respectively, for a reduction of an estimated tax liability for prior years.

(6)          We no longer account for our investment in Advent Capital under the equity method after the second quarter of 2005.

(7)          In 2002, we sold our home-building business and related real estate assets.  We recorded a gain of $1.9 million before tax ($1.3 million after tax) and $2.0 million before tax ($1.3 million after tax) in the third quarter of 2005 and 2004, respectively, from additional sales proceeds under the earn-out provision of the sale. 2005 was the last such payment under the earn-out provision.

	Three Months Ended September 30,
(In thousands)	2005		2004
PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$194,833	60.5%	$192,147	66.2%
Outside California	92,524	28.7%	84,683	29.2%
Total Workers’ Compensation	287,357	89.2%	276,830	95.4%
Reinsurance (3)	34,887	10.8%	13,279	4.6%
	322,244	100.0%	290,109	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	186,730	60.1%	165,863	65.7%
Outside California	88,986	28.7%	73,370	29.1%
Total Workers’ Compensation (2)	275,716	88.8%	239,233	94.8%
Reinsurance (3)	34,748	11.2%	13,210	5.2%
	310,464	100.0%	252,443	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	191,105	63.4%	157,181	65.6%
Outside California	86,305	28.7%	70,547	29.4%
Total Workers’ Compensation (2)	277,410	92.1%	227,728	95.0%
Reinsurance (3)	23,892	7.9%	11,988	5.0%
	301,302	100.0%	239,716	100.0%

Income (Loss) before Tax/Combined Ratio of:
Workers’ Compensation (1)	62,681	77.4%	29,504	87.0%
Reinsurance (1) (3)	(49,951)	309.1%	(15,776)	231.6%

COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Losses and Loss Adjustment Expenses		46.9%		63.9%
Underwriting and Other Operating Expenses (4)		30.5%		23.1%
Combined Ratio		77.4%		87.0%
Reinsurance (3):
Loss and Loss Adjustment Expenses		298.6%		214.1%
Underwriting and Other Operating Expenses		10.5%		17.5%
Combined Ratio		309.1%		231.6%

(1)   See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)   Premiums in the three months ended September 30, 2004 are net of $26.3 million of ceded premiums written and $25.1 million of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement, which was terminated effective December 31, 2004.

(3)   2005 includes estimated catastrophe losses of $55.7 million before tax principally from Hurricane Katrina. Unearned reinstatement premiums of $12.4 million before tax at September 30, 2005 will be substantially earned in the fourth quarter of 2005.  2004 includes estimated catastrophe losses of $18.5 million before tax from the 2004 Florida hurricanes. Earned premiums are higher in 2005 due to higher original and reinstatement premiums associated with higher catastrophe losses.

(4)   The underwriting and other operating expense ratio for the workers’ compensation segment is higher in the three months ended September 30, 2005 by: (a) approximately 4 percentage points for additional estimated policyholder dividends payable, and b) approximately 2.0 percentage points as compared to the same period in 2004 due to the absence of ceding commissions received in 2004 under the 10% ceded quota share agreement, which was terminated effective December 31, 2004.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

HOW WE REPORT ON OUR RESULTS

Our business is comprised of the following segments: investments; workers’ compensation; reinsurance; and parent.  Our real estate segment was discontinued in 2002.  In September 2005, we announced we will exit the reinsurance segment.  Results of the investments segment include investment income and realized gains and losses on investments and we do not allocate investment income to our workers’ compensation and reinsurance segments.  Income (loss) before tax from the workers’ compensation and reinsurance segments is determined solely by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses incurred from net premiums earned.  The parent segment loss includes interest expense and the general operating expenses of Zenith National Insurance Corp.

Combined Ratios

The combined ratios, expressed as a percentage, are key measurements of profitability traditionally used in the property-casualty insurance business. The ratios discussed in this press release are calculated using GAAP financial results (defined as accounting principles generally accepted in the United States of America).  The combined ratio is the sum of the loss and loss adjustment expense ratio and the underwriting and other operating expense ratio. The loss and loss adjustment expense ratio is the percentage of net incurred loss and loss adjustment expenses to net premiums earned. The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.

NON-GAAP MEASURES

In addition to financial measures presented in the consolidated financial statements prepared in accordance with GAAP, we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period. It is indicative of the amount of cash premium before commission expense that we expect to receive from our policies for the applicable period.  Net premiums written represent the amount of premiums we have billed to our policyholders in the applicable period less the cost of any reinsurance ceded.  Net premiums earned, the most comparable GAAP measure, represents the portion of premiums written that is recognized as earned in the financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts.  The following table provides a reconciliation of gross premiums written and net premiums written to net premiums earned:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2005	2004	2005	2004

Workers’ Compensation:
Gross Premiums Written	$287,357	$276,830	$881,626	$820,509
Ceded Premiums	(11,641)	(37,597)	(35,012)	(111,197)
Net Premiums Written	275,716	239,233	846,614	709,312
Change in Unearned Premiums, Net of Reinsurance	1,694	(11,505)	(10,145)	(47,152)
Net Premiums Earned	$277,410	$227,728	$836,469	$662,160

Reinsurance:
Gross Premiums Written	$34,887	$13,279	$63,030	$38,392
Ceded Premiums	(139)	(69)	(102)	(203)
Net Premiums Written	34,748	13,210	62,928	38,189
Change in Unearned Premiums, Net of Reinsurance	(10,856)	(1,222)	(15,598)	(4,003)
Net Premiums Earned	$23,892	$11,988	$47,330	$34,186